                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  THE FIRST ISRAEL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       MICHAEL A. PIGNATARO
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1)     Title of each class of securities to which transaction applies:
                        Capital stock, par value $.001 per share
        ------------------------------------------------------------------------
     (2)       Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          THE FIRST ISRAEL FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022
                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 9, 1999
                               -----------------

TO THE SHAREHOLDERS OF
  THE FIRST ISRAEL FUND, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First Israel Fund, Inc. (the "Fund") will be held in the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, 33rd Floor, New York, New York 10022, on Tuesday, February 9, 1999 commencing at 2:00 p.m., for the following purposes:

        (1) To elect three (3) directors of the Fund.

        (2) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the fiscal year ending September 30, 1999.

        (3) To approve or reject the shareholder proposal recommending that the Fund be converted into an open-end investment company.

        (4) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

    The close of business on December 21, 1998 has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting.

    This notice and related proxy material are first being mailed on or about December 30, 1998.

                                          By order of the Board of Directors,

                                                 /s/ Michael A. Pignataro
                                                   MICHAEL A. PIGNATARO
                                                        SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

Dated: December 30, 1998
New York, New York

                          THE FIRST ISRAEL FUND, INC.
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                                   57TH FLOOR
                            NEW YORK, NEW YORK 10022
                              -------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 9, 1999
                               -----------------

    This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The First Israel Fund, Inc. (the "Fund") for use at the Annual Meeting of Shareholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, 33rd Floor, New York, New York 10022 on Tuesday, February 9, 1999 commencing at 2:00 p.m. and at any adjournment thereof (collectively, the "Meeting"). A Notice of Annual Meeting of Shareholders and a proxy card (the "Proxy") accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund, BEA Associates ("BEA"), the investment adviser to the Fund, Bear Stearns Funds Management Inc., the administrator of the Fund (the "Administrator") or MacKenzie Partners Inc, ("MacKenzie"), a proxy solicitation firm that has been retained by the Fund and which will receive a fee not to exceed $10,000 and will be reimbursed for its reasonable out of pocket expenses. All costs of solicitation, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment of MacKenzie for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by the Fund. This Proxy Statement is expected to be mailed to shareholders on or about December 30, 1998.

    The principal executive office of BEA is One Citicorp Center, 153 East 53rd Street, 57th Floor, New York, New York 10022. The principal executive office of the Administrator is 245 Park Avenue, 15th Floor, New York, New York 10167.

    The Fund's Annual Report containing audited financial statements for the fiscal year ended September 30, 1998 has been previously furnished to all shareholders of the Fund. It is not to be regarded as proxy soliciting material.

    If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR the election of the nominees for Directors, FOR the ratification of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending September 30, 1999, AGAINST the shareholder proposal recommending that the Fund be converted into an open-end investment company and, in accordance with the judgment of the persons named in the Proxy on any other matters that may properly come before the Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

    A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

    Approval of Proposal 1 requires that each nominee receive the affirmative vote of a plurality of votes cast in person or by proxy at the Meeting for his respective Class. Proposal 2 and Proposal 3 require the affirmative vote of a majority of the votes cast on each proposal at the Meeting in person or by proxy. Because abstentions and broker non-votes on a proposal are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposals 1, 2 or 3.

    The Fund has one class of shares of capital stock, par value $0.001 per share (the "Shares"). On the record date, December 21, 1998, there were 5,012,295 Shares issued and outstanding. Each Share is entitled to one vote at the Meeting, and fractional Shares are entitled to proportionate shares of one vote.

    In order that your Shares may be represented at the Meeting, you are requested to:

    --indicate your instructions on the Proxy;
    --date and sign the Proxy;
    --mail the Proxy promptly in the enclosed envelope;
    -- allow sufficient time for the Proxy to be received on or before 2:00 p.m.
      on February 9, 1999.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The first proposal to be submitted at the Meeting will be the election of three (3) directors of the Fund, Messrs. Jonathan W. Lubell and Steven N. Rappaport to serve as Class II Directors until the 2002 Annual Meeting of the Fund and Mr. Richard W. Watt to serve as a Class I Director until the 2001 Annual Meeting of the Fund, each to hold office until his successor is elected and qualified. In order to be elected pursuant to Proposal 1, each nominee will need the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting for his respective Class.

    The Fund's Articles of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible. Each year the term of office of one class will expire and the successor or successors elected to such class generally serve for a three-year term. The current classes of directors are as indicated below:

              Class I Director:                             Class II Directors:
              George W. Landau                              Jonathan W. Lubell
                                                            Steven N. Rappaport
                                                              Richard W. Watt
                                    Class III Directors:
                                    Dr. Enrique R. Arzac
                                      Peter A. Gordon
                                   William W. Priest, Jr.

    Each of the nominees currently serve as a director of the Fund and each nominee has indicated an intention to continue to serve if elected and has consented to being named in this Proxy Statement. As a result of the resignation of two Class I Directors in 1997, the size of the Board of Directors was reduced from nine members to seven members. Richard W. Watt, who is currently a Class II Director, has agreed to stand for re-election at this year's Annual Meeting as a Class I Director in order to maintain as even a distribution of directors as possible among the three classes as specified in the Fund's Articles of Incorporation. Each nominee who is deemed an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is indicated by an asterisk. Messrs. Priest and Watt are interested persons of the Fund by virtue of their positions as directors and/or officers of BEA.

    The following table sets forth certain information regarding the nominees for election to the Board of the Fund, directors whose terms of office continue beyond the 1999 annual meeting, and the officers and directors of the Fund as a group. Each of the nominees, directors and officers of the Fund has sole voting and investment power with respect to the Shares shown. Each nominee, each director and the officers and directors of the Fund as a group owns less than one percent of the outstanding Shares of the Fund.

                                        SHARES                                                                MEMBERSHIP ON BOARDS
                                     BENEFICIALLY                                      LENGTH OF SERVICE AS    OF OTHER REGISTERED
                                       OWNED ON     CURRENT PRINCIPAL OCCUPATION AND   DIRECTOR AND TIME OF   INVESTMENT COMPANIES
                                     DECEMBER 21,    PRINCIPAL EMPLOYMENT DURING THE    MEMBERSHIP ON BOARD     AND PUBLICLY HELD
NAME (AGE)                               1998                PAST FIVE YEARS                OF THE FUND             COMPANIES
-----------------------------------  ------------   ---------------------------------  ---------------------  ---------------------
Dr. Enrique R. Arzac (57)..........        200      Professor of Finance and           Since 1996; current    Director of nine
 Columbia University                                Economics, Graduate School of      term ends at the 2000  other BEA-advised
 Graduate School of                                 Business, Columbia University      annual meeting.        investment companies;
 Business                                           (1971-present).                                           Director of The Adams
 New York, NY 10027                                                                                           Express Company;
                                                                                                              Director of Pe-
                                                                                                              troleum and Resources
                                                                                                              Corporation.

Peter A. Gordon (56)...............          0      Currently retired; General         Since 1994; current    Director of five
 284 Coopers Neck Lane                              Partner of Ethos Capital           term ends at the 2000  other BEA-advised
 P.O. Box 1327                                      Management Inc. (1992-1995);       annual meeting.        investment companies;
 Southampton, NY 11968                              Managing Director of Salomon                              Director of TCS Fund;
                                                    Brothers Inc (1982-1992).                                 Director of the Mills
                                                                                                              Corporation.

George W. Landau (78)..............      1,000      Senior Advisor, The Latin          Since 1995; current    Director of six other
 2 Grove Isle Drive #1609                           American Group, the Coca-Cola      term ends at the 2001  BEA-advised
 Coconut Grove, FL 33133                            Corporation (1988-present);        annual meeting.        investment companies;
                                                    President of the Americas Society                         Director of Emigrant
                                                    and Council of the Americas                               Savings Bank;
                                                    (1985-1993); United States                                Director of GAM Funds
                                                    Ambassador to Venezuela                                   (USA), Inc.
                                                    (1982-1985); United States
                                                    Ambassador to Chile (1977-1982)
                                                    and United States Ambassador to
                                                    Paraguay (1972-1977).

Jonathan W. Lubell (68)............          0      Partner in the law firm of         Since inception;       Director of one other
 750 Lexington Ave.                                 Morrison Cohen Singer & Weinstein  current term ends at   BEA-advised
 New York, NY 10022                                 (1989-present).                    the 1999 annual        investment company.
                                                                                       meeting.

William W. Priest, Jr.* (56).......      1,000      Chairman -- Management Committee,  Since 1997; current    Director of ten other
 153 East 53rd Street                               Chief Executive Officer and        term ends at the 2000  BEA-advised
 New York, NY 10022                                 Executive Director of BEA          annual meeting.        investment companies.
                                                    (1990-present); Director of TIG
                                                    Holdings, Inc.

                                        SHARES                                                                MEMBERSHIP ON BOARDS
                                     BENEFICIALLY                                      LENGTH OF SERVICE AS    OF OTHER REGISTERED
                                       OWNED ON     CURRENT PRINCIPAL OCCUPATION AND   DIRECTOR AND TIME OF   INVESTMENT COMPANIES
                                     DECEMBER 21,    PRINCIPAL EMPLOYMENT DURING THE    MEMBERSHIP ON BOARD     AND PUBLICLY HELD
NAME (AGE)                               1998                PAST FIVE YEARS                OF THE FUND             COMPANIES
-----------------------------------  ------------   ---------------------------------  ---------------------  ---------------------
Steven N. Rappaport (49)...........      2,000      President of Loanet, Inc.          Since inception;
 153 East 53rd Street                               (1997-present); Executive Vice     current term ends at
 New York, NY 10022                                 President of Loanet, Inc.          the 1999 annual
                                                    (1994-present); Director,          meeting.
                                                    President, North American
                                                    Operations, and former Executive
                                                    Vice President (1992-1993) of
                                                    Worldwide Operations of Metallurg
                                                    Inc. (metal alloy company);
                                                    Executive Vice President,
                                                    Telerate, Inc. (1987-1992);
                                                    Partner, in the law firm of
                                                    Hartman & Craven until 1987.

Richard W. Watt* (40)..............      1,760      Managing Director of BEA (1996-    Since 1997; current    Director of seven
 153 East 53rd Street                               present); Senior Vice President    term ends at the 1999  other BEA-advised
 New York, NY 10022                                 of BEA (1995-1996); Head of        annual meeting.        investment companies.
                                                    Emerging Markets Investments and
                                                    Research at Gartmore Investment
                                                    Limited (1992-1995); Director of
                                                    Kleinwort Benson International
                                                    Investment (1987-1992).

All directors and officers
 (11 persons, including the
 foregoing) as a group.............      6,160                     --                           --                     --

    During the fiscal year ended September 30, 1998, each director who is not a director, officer, partner, co-partner or employee of BEA, the Administrator, or any affiliate thereof, was entitled to receive an annual fee of $5,000 and $500 for each meeting of the Board attended by him and was reimbursed for expenses incurred in connection with his attendance at the Board meetings. The aggregate remuneration accrued to directors by the Fund during fiscal 1998 was $39,500, all of which has already been paid. During the fiscal year ended September 30, 1998, the Board convened seven times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board. Each director, other than Mr. Lubell, attended at least seventy-five percent of the aggregate number of meetings of any committee on which they served.

    Messrs. Arzac, Rappaport, Gordon, Landau and Lubell constitute the Fund's Audit Committee, which is composed of directors who are not interested persons of the Fund as defined by the 1940 Act. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. There is also a Valuation Committee composed of Messrs. Gordon, Landau and Watt which reviews prices of illiquid or restricted securities. The entire Board performs the functions of a nominating committee. The Fund does not have a compensation committee.

    Section 16(a) of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act require the Fund's officers and directors, officers and directors of the investment adviser, affiliated persons of the investment adviser and persons who beneficially own more than ten percent of the Fund's Shares to file reports of ownership with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from such persons, the Fund believes that, during the fiscal year ended September 30, 1998, all filing requirements applicable to such persons were complied with.

    The following table shows certain information about the officers of the Fund other than Messrs. Priest and Watt, who are described above. Mr. Priest has been Chairman of the Board of the Fund since February, 1997. Mr. Watt has been President and Chief Investment Officer of the Fund since January, 1997. Mr. Pignataro has been Chief Financial Officer and Secretary of the Fund since the Fund commenced operations in October, 1992. Mr. Liebes has been Senior Vice President of the Fund and Mr. Del Guercio has been Vice President of the Fund since August, 1997. Mr. Wildeman has been the Investment Officer of the Fund since February, 1998. Each officer of the Fund will hold office until a successor has been elected by the Board. All officers of the Fund are employees of and are compensated by BEA.

                                              SHARES
                                           BENEFICIALLY
                                         OWNED ON DECEMBER   POSITION WITH     CURRENT PRINCIPAL OCCUPATION AND PRINCIPAL
NAME                            AGE          21, 1998            FUND             EMPLOYMENT DURING THE PAST FIVE YEARS
--------------------------      ---      -----------------  ---------------  -----------------------------------------------
Hal Liebes................          34               0      Senior Vice      Senior Vice President and General Counsel of
 153 East 53rd Street                                       President        BEA (1995-present); Chief Compliance Officer,
 New York, NY 10022                                                          CS First Boston Investment Management Cor-
                                                                             poration (1994-1995) Staff Attorney, Division
                                                                             of Enforcement, U.S. Securities and Exchange
                                                                             Commission (1991-1994); Associate, Morgan,
                                                                             Lewis & Bockius (1989-1991).

Rocco A. Del Guercio......          35               0      Vice President   Administrative Officer for BEA-advised invest-
 153 East 53rd Street                                                        ment companies (1996-present); Assistant Trea-
 New York, NY 10022                                                          surer, Bankers Trust Corp. -- Fund Administra-
                                                                             tion (1994-1996); Mutual Fund Accounting Su-
                                                                             pervisor, Dreyfus Corporation (1987-1994).

Michael A. Pignataro......          39               0      Chief Financial  Vice President of BEA (1995-present); Assistant
 153 East 53rd Street                                       Officer and      Vice President and Chief Administrative Officer
 New York, NY 10022                                         Secretary        for Investment Companies of BEA (1989-1995).

Sam C. Wildeman...........          26             200      Investment Of-   Research Analyst and Portfolio Manager, BEA
 153 East 53rd Street                                       ficer            (1996-present); Research Analyst, Lehman
 New York, NY 10022                                                          Brothers Inc. (1994-1996); Full time student,
                                                                             Carnegie Mellon University (1991-1994).

    The following table shows certain compensation information for the directors of the Fund for the fiscal year ended September 30, 1998. None of the Fund's executive officers or directors who are also officers or directors of BEA received any compensation from the Fund for such period. The Fund has no bonus, profit sharing, pension or retirement plans.

                                          COMPENSATION TABLE
------------------------------------------------------------------------------------------------------
                                           (3)
                                        PENSION OR       (4)             (5)
                                        RETIREMENT    ESTIMATED         TOTAL         TOTAL NUMBER OF
                            (2)          BENEFITS       ANNUAL    COMPENSATION FROM   BOARDS OF BEA-
                         AGGREGATE      ACCRUED AS     BENEFITS     FUND AND FUND         ADVISED
         (1)           COMPENSATION    PART OF FUND      UPON      COMPLEX PAID TO      INVESTMENT
NAME OF DIRECTOR         FROM FUND       EXPENSES     RETIREMENT      DIRECTORS      COMPANIES SERVED
------------------------------------------------------------------------------------------------------
Dr. Enrique R.
 Arzac...............    $   8,000         N/A           N/A          $  92,500                 10
Peter A. Gordon......    $   8,000         N/A           N/A          $  51,500                  6
George W. Landau.....    $   8,000         N/A           N/A          $  59,000                  7
Jonathan W. Lubell...    $   7,500         N/A           N/A          $  14,500                  2
Steven N.
 Rappaport...........    $   8,000         N/A           N/A          $   8,000                  1

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTORS.

    PROPOSAL 2: RATIFICATION OR REJECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The second proposal to be submitted at the Meeting will be the ratification or rejection of the selection by the Board of PricewaterhouseCoopers LLP as independent public accountants for the Fund for the present fiscal year ending September 30, 1999. This proposal will require for approval the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. At a meeting held on November 10, 1998, the Board, including those directors who are not "interested persons" of the Fund, approved the selection of PricewaterhouseCoopers LLP for the fiscal year ending September 30, 1999. PricewaterhouseCoopers LLP (as successor to Coopers & Lybrand L.L.P.) has been the Fund's independent public accountants since the Fund commenced operations in October 1992, and has informed the Fund that it has no material direct or indirect financial interest in the Fund. Effective July 1, 1998, with the completion of the merger between Coopers & Lybrand L.L.P. and Price Waterhouse LLP, the newly formed PricewaterhouseCoopers LLP began acting as the Fund's independent public accountants. A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE FUND.

                        PROPOSAL 3: SHAREHOLDER PROPOSAL

    The Fund has received the following proposal and supporting statement from Opportunity Partners L.P. which advised the Fund that, at the time it submitted its proposal to the Fund, it had owned shares of the Fund with a market value of at least $2,000 continuously for the preceding year. The Fund will provide the address of Opportunity Partners L.P. to any person who so requests such information orally or in writing, promptly upon the receipt of any oral or written request therefor, to BEA at 153 East 53rd Street, 57th Floor, New York, New York 10022, telephone number 1-800-293-1232. The Board and the Fund accept no responsibility for the accuracy of either the proposal or Opportunity Partners L.P.'s supporting statement. Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast in person or by proxy with respect to the proposal. However, in the event that this shareholder proposal is approved and a majority of the Board of Directors vote to proceed with converting the Fund to an open-end company, it will be necessary to call another meeting of shareholders at which, shareholders will be asked to vote to amend the Articles of Incorporation of the Fund to make the Common Stock of the Fund a "redeemable security" as defined in the 1940 Act. Approval of that proposal would require the affirmative vote of 75% of the Shares of the Fund entitled to be voted on the matter. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Opportunity Partners L.P.'s Supporting Statement, the Board, including the "non-interested directors," recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:

    Resolved: "It is recommended that the Fund be converted from a closed-end to an open-end investment company."

                              SUPPORTING STATEMENT

    "Our fund has traded at a big discount to NAV for a long time. On September 25, 1998, the Fund's discount was greater than 23%. That's almost $18 million of shareholders assets unavailable to shareholders. Adding insult to injury, BEA Associates, the Fund's investment advisor, "earns" fees on that $18 million even though shareholders can't realize it.

    The time has come to take action to reduce the discount and increase the value of our shares. We recommend that the Fund be converted to an open-end fund. This action will do several things:

1)  Eliminate the discount to NAV.

2)  Increase the value of our investment.

3) Allow those shareholders wishing to exit to do so at full value, ANY TIME THEY WISH.

4)  Lower the Fund's expense ratio over time by increasing its asset base.

    Undoubtedly, the board of directors and BEA will oppose our proposal. They will provide you with a litany of reasons on why the Fund should remain closed-end. Please take all their reasons with a large grain of salt. Just keep two things in mind:

1) Some of the so-called independent directors serve on the boards of several other investment funds managed by BEA. For this "service" they collect thousands of dollars per year. These directors were selected by BEA. They are supposed to be looking out for shareholders but we think their loyalties are with BEA.

2) BEA wants to keep the fund closed because it likes captive assets and the fees that go with them. If the Fund open-ends, shareholders may redeem some shares at NAV, which would adversely affect BEA's management fees.

    As a shareholder, it is our opinion that any theoretical advantage of remaining closed is far outweighed by the disadvantage of a big discount.

    In addition, we believe that a vast market may exist for an open-end investment company investing in Israel. The closed-end structure limits the ability of the Fund to raise capital. With an open-end format, the Fund can be actively marketed and assets under management increased. This would reduce the expense ratio over time for all shareholders and mitigate any short-term increase in the expense ratio caused by redemptions.

    Management has not taken any meaningful action to narrow the discount. We, the shareholders must decide what is in our own best interests. A vote for open-ending is a vote for increasing the value of our shares."

                  OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL SHAREHOLDERS TO VOTE AGAINST THE PROPOSAL FOR THE REASONS NOTED BELOW.

    On November 10, 1998, the Board unanimously resolved to recommend that you vote AGAINST this Proposal.

    The Board of Directors monitors the Fund's market discount and analyze available remedial actions on an on-going basis, including at their quarterly Board meetings, and held a meeting on April 2, 1998 for the specific purpose of addressing this issue. The Board and the non-interested Directors have discussed at length, both internally and with industry analysts and others, possible approaches to the market discount issue, including the conversion to open-end status.

    While the Board and the non-interested Directors recognize the importance of protecting the value of the shareholders' interest in the Fund, they do not believe that the actions suggested by Opportunity Partners L.P. are appropriate at this time. Based on analysis which they have already performed, the Directors and the non-interested Directors believe for the reasons stated below that the benefits to shareholders of the closed-end status of the Fund currently continue to outweigh the advantages which an open-ended structure would procure.

    Market discounts occur when the market value of a publicly traded closed-end fund share is less than its underlying net asset value. Shares of the Fund, like shares of many other closed-end funds, have been trading at significant market discounts for quite some time. Because the discount is a market-wide and cyclical phenomenon, driven largely by market forces, there are limits to what can be done, although certain actions are often presented as potential remedies to market discount. The market discount in the closed-end country fund industry is influenced to a large extent by general economic conditions affecting the underlying investments and reflects the general volatility of emerging markets.

    Converting the Fund into an "open-end fund," commonly known as a mutual fund, whether through a conversion of the Fund itself or by way of a merger of the Fund into another open-end fund, would permit shareholders to redeem Shares at net asset value upon request. Although open-ending the Fund would undoubtedly eliminate the discount, the Board and the non-interested Directors believe that the shareholders derive many benefits from the Fund's closed-end structure. This structure allows BEA to concentrate on managing a stable pool of assets, without the need to keep assets in low-yielding cash instruments or to liquidate assets, sometimes at inopportune times, to meet redemption requests. The closed-end structure also allows the investment managers to buy more illiquid holdings, such as private equities, which can benefit Fund performance. The closed-end structure is entirely consistent with the Fund's investment objective of long-term capital appreciation and affords the opportunity to engage in private equity investing to a greater extent than would be legally or practically permissible in an open-end format. Moreover, up to 30% of the Fund's total assets may be invested in illiquid equity securities, including securities of private equity funds that invest primarily in the emerging markets. Private equity investments may offer attractive opportunities to acquire at favorable prices and on favorable terms securities that may benefit from the economic restructuring in the emerging markets. The closed-end structure thus enables shareholders to gain access to securities which are not represented in the public markets, with the potential for higher returns.

    Open-ending the Fund also would require the Board to consider whether and how to spend the Fund's money to market the Fund's Shares, which would affect the Fund's performance. If the Board decides not to spend the Fund's money on marketing the Shares, redemptions could shrink the Fund's asset base to the point where its expense ratio increases, simply because fixed expenses are spread across a smaller asset base. For now, the Board and the non-interested Directors continue to be guided by the principles upon which the Fund was established, and which caused investors to buy the Fund in the first place. Open-ending the Fund would fundamentally change its character in ways that the Board and the non-interested Directors do not believe are in the best interests of the shareholders at this time.

    Although the Board and the non-interested Directors will continue to assess the merits of open-ending the Fund, there are some less drastic steps that the Fund can take, and has taken, to reduce the discount. The Fund has made a greater effort to increase the Fund's visibility in the investment community. In this regard, the Fund's portfolio managers have been meeting with analysts and institutional investors to ensure that the investment community has access to important information about the Fund and its investments. The Fund is now also publishing net asset values daily (instead of weekly) to give all shareholders current and immediate valuation information. Daily net asset values are available by calling the Fund at 1-800-293-1232 or by visiting the BEA Funds' Website (www.beafunds.com). Management of BEA is expanding the Website to include reasonably current portfolio information on-line. Finally, in October 1998, the Board approved a repurchase program by which the Fund will repurchase its shares in the open market. The Fund may purchase up to 15% of its outstanding common stock in this manner. The repurchase program is intended both to provide additional liquidity to those shareholders that elect to sell their shares and to enhance the net asset value of the Shares held by those shareholders that maintain their investment. We believe these steps are likely to increase potential investor demand generally for Shares of the Fund. Also, as of December 18, 1998, the market discount of the Fund had declined to below 21%.

    As summarized above, the Board and the non-interested Directors are working in cooperation with BEA towards enhancing shareholder value and will continue to study other steps towards reducing the discount. The Board and the non-interested Directors do not believe that open-ending the Fund is in the interest of the shareholders at this time and therefore urge shareholders to vote AGAINST the shareholder proposal.

THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING;
                             SHAREHOLDER PROPOSALS

    The Board is not aware of any other matters that will come before the Meeting. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

    Notice is hereby given that for a shareholder proposal to be considered for inclusion in the Fund's proxy material relating to its 2000 Annual Meeting of Shareholders, the shareholder proposal must be received by the Fund no later than September 1, 1999.

    The shareholder proposal, including any accompanying supporting statement, may not exceed 500 words. A shareholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000, or 1% of the Fund's Shares entitled to be voted on at the meeting and must have held such Shares for at least one year. Further, the shareholder must continue to hold such Shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

    Pursuant to the Bylaws of the Fund, at any annual meeting of the shareholders, only such business will be conducted as has been properly brought before the annual meeting.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund's outstanding shares as of December 21, 1998. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Securities and Exchange Commission.

                                        NAME AND ADDRESS                       AMOUNT AND NATURE
                                               OF                                     OF                  PERCENT
     TITLE OR CLASS                     BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP        OF CLASS
------------------------  --------------------------------------------  -------------------------------  ---------
Common Stock............  City of London Investment Group PLC           Has sole power to vote and          10.66%
                          10 Eastcheap                                  dispose of 534,360 shares.
                          London EC3M ILX
                          England

REPORTS TO SHAREHOLDERS

    The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, UPON REQUEST TO THE FUND AT ONE CITICORP CENTER, 153 EAST 53RD STREET, NEW YORK, NEW YORK 10022, TELEPHONE (1-800-293-1232). THESE REQUESTS WILL BE HONORED WITHIN THREE BUSINESS DAYS OF RECEIPT.

                                         THE FIRST ISRAEL FUND, INC.

   3917-PS-98

                                                    PROXY

                                            THE FIRST ISRAEL FUND, INC.

                                                 ONE CITICORP CENTER
                                           153 EAST 53RD STREET, 57TH FLOOR
                                                 NEW YORK, NY 10022

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                 BOARD OF DIRECTORS.

                                        The  undersigned hereby appoints
                                    Messrs. Michael A. Pignataro and Rocco A.
                                    Del Guercio as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgement on such other matters as may properly come before the meeting or any adjournments thereof, all shares of The First Israel Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the annual meeting of shareholders on Tuesday, February 9, 1999, and at any adjournments thereof.

SEE REVERSE                                                        SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE


/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1,
                               "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.


        PROPOSAL 1--ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS:

        Nominee for Class I: Richard W. Watt (two-year term)

                        FOR                          WITHHELD
                        NOMINEE   / /            / / FROM NOMINEE

                      / /
                          -----------------------------------------
                                    FOR PERSON NOTED ABOVE

   Nominees for Class II: Jonathan W. Lubell (three-year term)
                          Steven H. Rappaport, Jr. (three-year term)


                                                     WITHHELD
                        FOR ALL                      FROM ALL
                        NOMINEES  / /            / / NOMINEES

                      / /
                          -----------------------------------------
                          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

PROPOSAL 2--TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT                   FOR      AGAINST    ABSTAIN
PUBLIC ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999:                        / /        / /        / /

PROPOSAL 3--TO APPROVE OR REJECT THE SHAREHOLDER PROPOSAL RECOMMENDING                                FOR      AGAINST    ABSTAIN
THAT THE FUND BE CONVERTED INTO AN OPEN-END INVESTMENT COMPANY.                                      / /        / /        / /



This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:______________________  Date:___________      Signature:______________________  Date:___________
